Exhibit 99.1

FINANCIAL NEWS

Sanmina’s Third Quarter Fiscal 2022 Financial Results

San Jose, CA – August 1, 2022. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal third quarter ended July 2, 2022 and outlook for its fiscal fourth quarter ending October 1, 2022.

Third Quarter Fiscal 2022 Financial Highlights

▪	Revenue: $2.02 billion
▪	GAAP operating margin: 4.7%
▪	GAAP diluted EPS: $1.29
▪	Non-GAAP(1) operating margin: 5.5%
▪	Non-GAAP diluted EPS: $1.30

Additional Third Quarter Highlights

▪	Cash flow from operations: $102 million
▪	Free cash flow: $65 million
▪	Share repurchases: 3.1 million for approximately $124 million
▪	Ending cash and cash equivalents: $493 million
▪	Non-GAAP pre-tax ROIC: 31.6%

(1)	Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance costs, environmental investigation, remediation and related costs and other charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“I am pleased with our strong results for the third fiscal quarter. Revenue was up 5.6 percent sequentially and non-GAAP earnings per share increased 14.4 percent. Revenue exceeded our outlook driven by strong demand from all our end-markets coupled with the excellent job our team did to secure supply. Solid execution, favorable mix and operating leverage contributed to our strong non-GAAP operating margin of 5.5 percent for the quarter,” stated Jure Sola, Chairman and Chief Executive Officer. “I am pleased with our continued operational and financial execution which further strengthens our value proposition to our customers and shareholders.”

“As we look to our fourth quarter we continue to see strong demand from our customers. Based on our fourth quarter outlook, we expect fiscal year 2022 revenue growth of approximately 14 percent,” concluded Sola.

Fourth Quarter Fiscal 2022 Outlook

The following outlook is for the fiscal fourth quarter ending October 1, 2022. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.95 billion to $2.05 billion

▪	GAAP diluted earnings per share between $1.09 to $1.19

▪	Non-GAAP diluted earnings per share between $1.27 to $1.37

The statements above concerning our financial outlook for the fourth quarter and expectations for fiscal year 2022 revenue growth constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, most notably ongoing supply chain constraints, including those resulting from the continuing impacts of the COVID-19 pandemic, and geopolitical uncertainty, including from the conflict in Ukraine. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the fiscal third quarter and outlook for the fiscal fourth quarter on Monday, August 1, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-652-5200 and international 412-317-6060, access code is 10169686. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q3'22 Webcast Link. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 877-344-7529 and international 412-317-0088, access code is 6828630.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Sanmina Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	July 2,	October 2,
	2022	2021

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$493,305	$650,026
Accounts receivable, net	1,228,435	1,192,434
Contract assets	459,306	348,741
Inventories	1,591,111	1,036,511
Prepaid expenses and other current assets	63,827	53,952
Total current assets	3,835,984	3,281,664

Property, plant and equipment, net	545,673	532,985
Deferred tax assets	212,407	235,117
Other	149,608	156,953
Total assets	$4,743,672	$4,206,719

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,976,533	$1,464,693
Accrued liabilities	303,076	161,896
Accrued payroll and related benefits	133,319	117,648
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	2,431,678	1,762,987

Long-term liabilities:
Long-term debt	298,345	311,572
Other	209,716	253,532
Total long-term liabilities	508,061	565,104

Stockholders' equity	1,803,933	1,878,628
Total liabilities and stockholders' equity	$4,743,672	$4,206,719

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 2,	July 3,	July 2,	July 3,
	2022	2021	2022	2021
Net sales	$2,019,059	$1,657,741	$5,687,914	$5,112,667
Cost of sales	1,853,870	1,521,151	5,225,789	4,691,744
Gross profit	165,189	136,590	462,125	420,923
Operating expenses:
Selling, general and administrative	61,506	57,438	184,798	177,547
Research and development	5,071	5,269	15,320	15,427
Gain on sale of assets	-	-	(4,610)	-
Restructuring and other costs	3,994	(382)	8,340	13,402
Total operating expenses	70,571	62,325	203,848	206,376
Operating income	94,618	74,265	258,277	214,547
Interest income	540	217	1,198	691
Interest expense	(5,615)	(4,823)	(15,362)	(14,657)
Other income (expense), net	(7,774)	29,258	(7,110)	37,268
Interest and other, net	(12,849)	24,652	(21,274)	23,302
Income before income taxes	81,769	98,917	237,003	237,849
Provision for (benefit from) income taxes	2,226	(18,458)	45,606	25,416
Net income	$79,543	$117,375	$191,397	$212,433

Basic income per share	$1.33	$1.79	$3.07	$3.25
Diluted income per share	$1.29	$1.74	$2.98	$3.17

Weighted-average shares used in computing per share amounts:
Basic	59,970	65,427	62,404	65,306
Diluted	61,702	67,352	64,292	67,055

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	July 2,	April 2,	July 3,
	2022	2022	2021
GAAP Operating Income	$94,618	$82,226	$74,265
GAAP operating margin	4.7%	4.3%	4.5%
Adjustments:
Stock compensation expense (1)	10,683	9,330	8,715
Amortization of intangible assets	251	263	284
Distressed customer charges (2)	-	-	(428)
Legal and other (3)	500	-	-
Restructuring costs	3,994	2,932	(382)
Transaction costs	200	500	-
Non-GAAP Operating Income	$110,246	$95,251	$82,454
Non-GAAP operating margin	5.5%	5.0%	5.0%

GAAP Net Income	$79,543	$53,220	$117,375

Adjustments:
Operating income adjustments (see above)	15,628	13,025	8,189
Gain on liquidation of foreign entity	-	-	(8,493)
Gain on sale of intellectual property	-	-	(15,000)
Legal and other (3)	-	(110)	(3,440)
Adjustments for taxes (4)	(14,818)	7,036	(32,056)
Non-GAAP Net Income	$80,353	$73,171	$66,575

GAAP Net Income Per Share:
Basic	$1.33	$0.85	$1.79
Diluted	$1.29	$0.83	$1.74

Non-GAAP Net Income Per Share:
Basic	$1.34	$1.16	$1.02
Diluted	$1.30	$1.14	$0.99

Weighted-average shares used in computing per share amounts:
Basic	59,970	62,845	65,427
Diluted	61,702	64,271	67,352

(1) Stock compensation expense was as follows:
Cost of sales	$3,724	$2,948	$3,712
Selling, general and administrative	6,819	6,276	4,913
Research and development	140	106	90
Total	$10,683	$9,330	$8,715

(2)	Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3) Represents expenses, charges and recoveries associated with certain legal matters.

(4) GAAP provision for income taxes	$2,226	$23,077	$(18,458)
Adjustments:
Tax impact of operating income adjustments	534	346	452
Discrete tax items	18,394	(3,526)	37,583
Deferred tax adjustments	(4,110)	(3,856)	(5,979)
Subtotal - adjustments for taxes	14,818	(7,036)	32,056
Non-GAAP provision for income taxes	$17,044	$16,041	$13,598

Q4 FY22 Earnings Per Share Outlook*:	Q4 FY22 EPS Range
	Low	High
GAAP diluted earnings per share	$1.09	$1.19
Stock compensation expense	$0.18	$0.18
Non-GAAP diluted earnings per share	$1.27	$1.37

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the fourth quarter of FY22, an estimate of such items is not included in the outlook for Q4 FY22 GAAP EPS.

Sanmina Corporation

Condensed Consolidated Cash Flow

(In thousands)

(Unaudited)

	Three Month Periods
	Q3'22	Q2'22	Q1'22	Q4'21	Q3'21
GAAP Net Income	$79,543	$53,220	$58,634	$56,565	$117,375
Depreciation and amortization	27,065	27,567	27,465	27,452	27,373
Other, net	18,739	15,429	12,101	9,673	3,339
Net change in net working capital	(23,664)	(17,243)	(29,900)	(1,969)	(44,366)
Cash provided by operating activities	101,683	78,973	68,300	91,721	103,721

Purchases of long-term investments	(700)	(1,000)	-	(1,000)	(1,705)
Net purchases of property & equipment	(37,434)	(27,263)	(17,362)	(29,490)	(17,182)
Proceeds from sale of intellectual property	-	-	-	-	5,000
Cash paid for businesses acquired	-	-	-	-	(21,408)
Cash used in investing activities	(38,134)	(28,263)	(17,362)	(30,490)	(35,295)

Net share repurchases	(124,365)	(113,146)	(67,773)	(32,394)	(15,698)
Net borrowing activities	(4,688)	(4,688)	(4,688)	(4,688)	(4,688)
Proceeds from other notes receivable	500	-	-	2,500	-
Cash used in financing activities	(128,553)	(117,834)	(72,461)	(34,582)	(20,386)

Effect of exchange rate changes	(1,584)	(700)	(786)	(467)	628

Net change in cash & cash equivalents	$(66,588)	$(67,824)	$(22,309)	$26,182	$48,668

Free cash flow:
Cash provided by operating activities	$101,683	$78,973	$68,300	$91,721	$103,721
Net purchases of property & equipment	(37,434)	(27,263)	(17,362)	(29,490)	(17,182)
Proceeds from sale of intellectual property	500	-	-	2,500	5,000
	$64,749	$51,710	$50,938	$64,731	$91,539

Sanmina Corporation

Pre-Tax Return on Invested Capital (ROIC)

(In thousands)

(Unaudited)

		Three Month Periods
		Q3 FY22	Q2 FY22	Q1 FY22	Q4 FY21	Q3 FY21
Pre-tax Return on Invested Capital (ROIC)

GAAP operating income		$94,618	$82,226	$81,433	$66,753	$74,265
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		378,472	328,904	325,732	267,012	297,060
Average invested capital (1)	÷	1,397,241	1,365,669	1,337,989	1,316,373	1,274,041
GAAP pre-tax ROIC		27.1%	24.1%	24.3%	20.3%	23.3%

Non-GAAP operating income		$110,246	$95,251	$88,364	$78,341	$82,454
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		440,984	381,004	353,456	313,364	329,816
Average invested capital (1)	÷	1,397,241	1,365,669	1,337,989	1,316,373	1,274,041
Non-GAAP pre-tax ROIC		31.6%	27.9%	26.4%	23.8%	25.9%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs, environmental investigation, remediation and related costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.